EXHIBIT 1
                                                                       ---------




         We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of the undersigned together as a group.


                                       INVESTORS MORTGAGE INSURANCE
                                       HOLDING COMPANY



Date:    October 29, 1997              By: /s/ WILLIAM C. ERBEY
                                          -------------------------------------
                                               William C. Erbey
                                               Chairman, President
                                               and Chief Executive Officer

                                       OCWEN CAPITAL CORPORATION



Date:    October 29, 1997              By: /s/ WILLIAM C. ERBEY
                                          -------------------------------------
                                               William C. Erbey
                                               Chairman, President
                                               and Chief Executive Officer


                                       OCWEN FINANCIAL CORPORATION



Date:    October 29, 1997              By: /s/ WILLIAM C. ERBEY
                                          -------------------------------------
                                               William C. Erbey
                                               Chairman, President
                                               and Chief Executive Officer


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